Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Group 1 Automotive, Inc. and in each related Prospectus of our reports dated February 24, 2009, with respect to the consolidated financial statements of Group 1 Automotive, Inc. and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
1.	Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and related Prospectus

2.	Registration Statement (Form S-3 No. 333-137088) of Group 1 Automotive, Inc. and related Prospectus

3.	Registration Statement (Form S-4 No. 333-109080) of Group 1 Automotive, Inc. and related Prospectus

4.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (No. 333-137081)

5.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 401(k) Savings Plan (No. 333-113679)

6.	Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. Deferred Compensation Plan and the Group 1 Automotive, Inc. 2007 Long Term Incentive Plan (No. 333-145034)
Houston, Texas
February 24, 2009
/s/ Ernst & Young LLP